EXHIBIT 99.2


[X]  PLEASE MARK VOTES          REVOCABLE PROXY
     AS IN THIS EXAMPLE      CAROLINA FINCORP, INC.

                        SPECIAL MEETING OF STOCKHOLDERS
                          MARCH 21, 2000 -- 11:00 A.M.
                (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

 The undersigned hereby appoints Buena Vista Coggin and Joe M. McLaurin and each of them, as Proxies, each with power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Carolina Fincorp, Inc., that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on March 21, 2000, or any adjournments thereof. The affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment of the meeting; provided, however, that no proxy that is voted against the Amended and Restated Agreement and Plan of Merger, dated as of December 28, 1999, by and between FNB Corp. and Carolina Fincorp, Inc. (the "Agreement") will be voted in favor of adjournment to solicit further proxies for such proposal.

Please be sure to sign and date    Date
this Proxy in the box below.           --------------------


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Stockholder sign above________Co-holder (if any) sign above


1. Adoption of the Agreement and the                                         For   Against   Abstain
   related Plan of Merger.
                                                                             [ ]     [ ]       [ ]
2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any
   adjournments thereof.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1,
                       THE ADOPTION OF THE AGREEMENT AND
                            RELATED PLAN OF MERGER.

 Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both may sign, but only one signature is required. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full corporate, partnership or other entity name by President or authorized person.

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- DETACH ABOVE CARD, DATE, SIGN AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED. -

                             CAROLINA FINCORP, INC.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

The above signed acknowledges receipt from Carolina Fincorp. Inc. prior to the execution of this proxy of the Notice of Special Meeting and the related Joint Proxy Statement/Prospectus.


            PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY PROMPTLY
                   USING THE ENCLOSED POSTAGE-PAID ENVELOPE.